UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2010

ROWAN COMPANIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2800 Post Oak Boulevard Suite 5450 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 621-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2010, Rowan Companies, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Skeie Technology AS, Skeie Tech Invest AS and Wideluck Enterprises Limited and has obtained irrevocable commitments from Skeie Holding AS and Trafalgar AS (collectively, the “Sellers”) enabling the Company to purchase each ordinary share held by the Sellers in Skeie Drilling & Production ASA (“SKDP”).  The Purchase Agreement is subject to satisfactory due diligence, final approval by the Company’s Board of Directors and other closing conditions, all of which must occur by July 19, 2010 or the Purchase Agreement will terminate.  SKDP, based in Kristiansand, Norway, is a developer of offshore jack-up drilling rigs used for drilling and production.

Under the terms of the Purchase Agreement and irrevocable commitments, the Company will pay total consideration of 0.00574 shares of the Company’s common stock, par value US$0.125 (valued at US$21.94 based on its closing price on June 30, 2010 as quoted on the NYSE), for each ordinary share of SKDP held by the Sellers, for a total of approximately 5,954,151 shares of the Company’s common stock.  Separately, Rowan purchased approximately 1.5% of SKDP’s ordinary shares.  Upon completion of the transaction, the Company will own 50.3% of SKDP’s outstanding ordinary shares, and intends to tender for the remaining SKDP ordinary shares on the same terms.

A copy of the Company’s press release announcing this transaction is attached as Exhibit 99.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The Company has entered into the Purchase Agreement and obtained irrevocable commitments from Skeie Holding AS and Trafalgar AS contemplating a private placement (the “Private Placement”) of approximately 5,954,151 shares of the Company’s common stock for total consideration of approximately 1,037,006,792 ordinary shares of SKDP.  The Private Placement is exempt from registration pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Section 4(2) of the Securities Act.  The offering and sale were made in private transactions to a limited number of persons, all of whom have represented that they are accredited investors.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01:

Form of slide presentation to be used during conference call on July 1, 2010 is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report:

99.1	Press release dated July 1, 2010

99.2	Form of slide presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

Dated:	July 1, 2010	By:	/s/ William H. Wells
			Name:	William H. Wells
			Title:	Senior Vice President - Finance and CFO
(Principal Financial Officer)